SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2005

                        Commission File Number: 000-49620

                                  Cobalis Corp.
                                  -------------
             (Exact name of registrant as specified in its charter)

Nevada                                                              91-1868007
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, CA                                     92614
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(Address of principal executive offices)                              (Zip Code)


                                 (949) 757-0001
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              (Registrant's Telephone Number, Including Area Code)





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ITEM 4.01: CHANGES IN THE REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

Effective January 26, 2005, Cobalis Corp., a Nevada corporation, (the "Registrant") engaged Kabani & Co., Inc. ("Kabani") to act as the Registrant's independent chartered accountants. The engagement of Kabani as the Registrant's auditors was recommended and approved by the board of directors of the Registrant. This follows the departure of Stonefield Josephson, Inc. ("Stonefield Josephson") as the Registrant's independent chartered accountants, as reported in the Registrant's previously filed Report on Form 8-K for January 18, 2005, as amended.

The Registrant's unaudited financial statements for the quarter ended December 31, 2004, will be reviewed by Kabani. Stonefield Josephson, Inc. was not involved in any way with the review of the unaudited financial statements for the quarter ended December 31, 2004. The Registrant has authorized Stonefield Josephson, Inc. to discuss any matter relating to the Registrant and its operations with Kabani.

The change in the Registrant's auditors was recommended and approved by the board of directors of the Registrant since the Registrant does not have an audit committee.

During the two most recent fiscal years and subsequent interim period, the Registrant did not consult with Kabani regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

The change in the Registrant's auditors was recommended and approved by the board of directors of the Registrant since the Registrant does not have an audit committee.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Cobalis Corp.

January 28, 2005                          By: /s/ Chaslav Radovich
                                              ----------------------------
                                              Chaslav Radovich, President